UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
June 15, 2010
Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34196 (Commission File Number)	56-2408571 (IRS Employer Identification No.)

4400 Carillon Point, Kirkland, WA	98033
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (425) 216-7600
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     The Annual Meeting of Stockholders of Clearwire Corporation (the “Company”) was held on June 15, 2010.
     Two items of business were acted on by stockholders at the Annual Meeting:
•	Election of thirteen directors to serve on the Board of Directors of the Company until the next Annual Meeting or their respective successors are elected and qualified; and

•	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal year 2010.
     The results of the voting on the election of directors were as follows:

Director	Votes For	Votes Withheld	Broker Non-Vote
Craig O. McCaw	874,340,080	26,376,760	22,302,696
Jose A. Collazo	898,839,177	1,877,663	22,302,696
Keith O. Cowan	895,261,648	5,455,192	22,302,696
Peter L.S. Currie	877,882,899	22,833,941	22,302,696
Steven L. Elfman	898,816,058	1,900,782	22,302,696
Dennis S. Hersch	898,843,781	1,873,059	22,302,696
Daniel R. Hesse	876,159,194	24,557,646	22,302,696
Frank Ianna	898,829,119	1,887,721	22,302,696
Brian P. McAndrews	877,739,339	22,977,501	22,302,696
William T. Morrow	898,954,290	1,762,550	22,302,696
Theodore H. Schell	898,535,305	2,181,535	22,302,696
Arvind Sodhani	898,499,176	2,217,664	22,302,696
John W. Stanton	898,539,407	2,177,433	22,302,696
     Accordingly, each of the thirteen nominees received a majority of votes cast in favor of that director’s election and was elected.
     The results of the voting on the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2010 were as follows:

Votes For	Votes Against	Abstentions
922,327,350	530,503	161,683
     Accordingly, a majority of votes was cast in favor of the proposal and the appointment of Deloitte & Touche LLP as independent registered public accountants was ratified.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION
Dated: June 18, 2010	By:	/s/ Broady R. Hodder
Broady R. Hodder
Senior Vice President and General Counsel